SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 8, 2014

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01	Regulation FD Disclosure

Valley National Bancorp (“Valley”) is furnishing presentation materials used in connection with an investor call held after the announcement of the Merger (as defined below). The presentation materials are included as Exhibit 99.1 to this report pursuant to Item 7.01 of Form 8-K. Valley is not undertaking to update these presentation materials. The information being furnished pursuant to Item 7.01 of this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Item 8.01	Other Events

On May 8, 2014, Valley announced its entry into an Agreement and Plan of Merger with 1st United Bancorp, Inc. (“1st United”), providing for the merger of 1st United with and into Valley, with Valley as the surviving entity.

Valley and 1st United issued a joint press release in connection with the announcement, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Valley intends to file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “Commission”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available), including the joint proxy statement/prospectus, and other documents filed by Valley with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Valley’s web site at http://www.valleynationalbank.com/filings.html or by directing a request to Dianne M. Grenz, Executive Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380.
Participants in the Solicitation
This communication is not a solicitation of a proxy from any security holder of 1st United or Valley. However, Valley, 1st United, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from 1st United’s shareholders in respect of the merger and the solicitation of proxies from Valley’s shareholders in respect of the amendment to its certificate of incorporation to increase the authorized common shares. Information regarding the directors and executive officers of Valley may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Shareholders, which was filed with the Commission on March 10, 2014 and can be obtained free of charge from Valley’s website. Information regarding the directors and executive officers of 1st United may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Shareholders, which was filed with the Commission on April 17, 2014 and can be obtained free of charge from 1st United’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the merger of 1st United with Valley or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe including, without limitation; the inability to realize expected cost savings and synergies from the merger of 1st United with Valley in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; failure to obtain the FDIC’s consent to the assignment of the shared-loss agreements with 1st United to Valley; material adverse changes in Valley’s or 1st United’s operations or earnings; the inability to retain 1st United’s customers and employees; or a decline in the economy, mainly in New Jersey, New York and Florida, as well as the risk factors set forth in Valley’s Annual Report on Form 10-K for the year ended December 31, 2013. Valley assumes no obligation for updating any such forward-looking statement at any time.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1	Valley National Bancorp presentation materials used for investor call regarding the Merger on May 8, 2014.
99.2	Joint Press Release, dated May 8, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2014	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President &
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Valley National Bancorp presentation materials used for investor call regarding the Merger on May 8, 2014.
99.2	Joint Press Release, dated May 8, 2014.